The undersigned does hereby appoint Beverly L. O'Toole, Jamie A.<br />
Greenberg, Alice Z. Chen, Jamison Yardley and Jennifer Lee (and<br />
any other employee of The Goldman Sachs Group, Inc. (the<br />
"Company") or one of its affiliates designated in writing by one<br />
of the other attorneys appointed hereby) her lawful attorneys,<br />
and each of them her true and lawful attorney, with power to act<br /> without the other, and with full power of substitution and<br /> resubstitution, to prepare, execute and file, or cause to be<br /> prepared, executed and filed, with the U.S. Securities and<br />
Exchange Commission (the "SEC") for her and in her name in<br /> connection with certain transactions in common stock, par value<br /> $.01 per share (the "Common Stock"), of the Company:<br />
 <br />
the Initial Statement of Beneficial Ownership of Securities on<br />
Form 3, any Statement of Changes in Beneficial Ownership on Form<br />
4 and any Annual Statement of Changes in Beneficial Ownership on<br /> Form 5, or any similar or successor form, which may be required<br />
to be filed by her pursuant to Section 16 of the Securities<br /> Exchange Act of 1934, as amended;<br />
one or more Forms 144, or amendments to Form 144, relating to<br />
any sales orders (including in connection with the exercise of<br /> options to purchase Common Stock), orally or electronically, to<br /> sell shares of Common Stock to the public from time to time in<br /> accordance with Rule 144 under the Securities Act of 1933, as<br /> amended; and<br />
any and all instruments necessary or incidental to any action<br /> listed above, including communications to the SEC, The New York<br /> Stock Exchange and state securities law authorities.<br />
 <br />
The undersigned hereby grants unto said attorneys and each of<br />
them full power and authority to do and perform in the name and<br />
on behalf of the undersigned, and in any and all capacities,<br />
every act and thing whatsoever required or necessary to be done<br />
in and about the premises, as fully and to all intents and<br />
purposes as the undersigned might or could do in person, hereby<br /> ratifying and approving the act of said attorneys and each of<br /> them.<br />
 <br />
This power of attorney shall not be affected by the subsequent<br /> disability or incompetence of the principal. This power of<br />
attorney shall remain in full force and effect until either<br />
revoked in writing by the undersigned or, with respect to any<br /> attorney, until such time as said attorney ceases to be an<br />
employee of the Company or one of its affiliates, if earlier.<br />
 <br />
IN WITNESS thereof the undersigned hereunto signed her name this<br />
 25th day of October, 2019.<br />
                                                                <br />
                                                                <br />
            /s/ Sheara J. Fredman<br />
                                                                <br />
                                                                <br />
                Sheara J. Fredman<br />
